UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

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CLOUDASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-42494	87-0690564
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 El Camino Real, Bldg 4, Ste 200
Palo Alto, California		94306
(Address of principal executive offices)		(Zip Code)

(650) 644-4160

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Class A Common Stock	CSAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated here by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On July 28, 2026, Cloudastructure, Inc. (the “Company”) filed a Certificate of Amendment to Amended and Restated Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock (the “Series 2 Amendment”) with the Secretary of State of the State of Delaware to amend the terms of its Series 2 Convertible Preferred Stock (the “Series 2 Stock”) to add a standard antidilution provision that adjusts the conversion price of the Series 2 Stock upon certain recapitalizations and reclassifications of the Company’s outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Stock”). The Series 2 Amendment became effective on July 28, 2026.

Also on July 28, 2026, the Company filed a Certificate of Amendment to (the “Charter Amendment”) to its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of its outstanding shares of Class A Stock and Class B common stock, par value $0.0001 per share (“Class B Stock”), at a ratio of 1-for-30 (the “Reverse Stock Split”), and to reduce proportionately the Company’s authorized stock. The Certificate of Amendment became effective at 12:01 a.m. Eastern Time on July 31, 2026.

Pursuant to the Charter Amendment, at the effective time, each thirty (30) shares of Class A Stock and each thirty (30) shares of Class B Stock issued and outstanding immediately prior to the effective time were automatically reclassified, combined, and changed into one fully paid and nonassessable share of Class A Stock or Class B Stock, as applicable, without any further action by the stockholders or any other person. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded up to the nearest whole share in accordance with the Charter Amendment.

Pursuant to the Charter Amendment, immediately following the effective time, the authorized capital of the Company was reduced from 500,000,000 shares of capital stock, consisting of 250,000,000 shares of Class A Stock, 100,000,000 shares of Class B Stock, and 150,000,000 shares of preferred stock, par value $0.0001 per share, to 16,666,668 shares of capital stock, consisting of 8,333,334 shares of Class A Stock, 3,333,334 shares of Class B Stock, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

The foregoing descriptions of the Series 2 Amendment and the Charter Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Series 2 Amendment and the Charter Amendment, respectively, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated here by reference.

Item 8.01	Other Events.

On July 28, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated here by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)       Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock of Cloudastructure, Inc.
3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Cloudastructure, Inc.
99.1	Press Release dated July 28, 2026
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2026

CLOUDASTRUCTURE, INC.

By:	/s/ James McCormick
James McCormick
Chief Executive Officer

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